UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2010

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CHINA DIRECT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Florida	001-33694	13-3876100

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 Fairway Drive, Suite 200, Deerfield Beach, Florida 33441
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (954) 363-7333

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 13, 2010, Adam Wasserman, age 46, was appointed as a member of our board of directors.  Mr. Wasserman is a certified public accountant and since November 1999 he has been the chief executive officer of CFO Oncall, Inc., a Weston, Florida based provider of accounting services specializing in SEC financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Through CFO Oncall, Inc., Mr. Wasserman has served as the chief financial officer of China Wind Systems, Inc. since 2007 and Transax International Limited since 2005. Mr. Wasserman has also served as the chief financial officer of a number of private and public companies at various times from 1999 through 2009 through CFO Oncall, Inc. From June 1991 to November 1999 Mr. Wasserman was a Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior accounting staff members, work paper review, auditing, maintaining client relations, preparation of tax returns and financial statements. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP where his assignments included public and private company audits and SEC reporting, tax preparation and planning, management consulting, systems design, staff instruction and recruiting. Mr. Wasserman holds a Bachelor of Science from the State University of New York at Albany.

Mr. Wasserman will be paid an annual retainer of $16,000 and $750 for each day he attends in person a board of directors meeting.  The annual retainer will be paid in quarterly installments during Mr. Wasserman’s term in office.  Additionally, Mr. Wasserman will be granted 16,000 shares of our restricted common stock.  The restricted common stock will vest in equal quarters on March 31, 2010, June 30, 2010, September 30, 2010 and December 31, 2010 but only if Mr. Wasserman is still a director of our company at the time of vesting.  All compensation will be paid on a prorated basis over the period of time Mr. Wasserman serves on the board of directors. The shares of restricted stock which have not vested hold voting rights and are eligible for the payment of dividends, if the board of directors were to declare dividends on our common stock.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT INDUSTRIES, INC.

Date: January 19, 2010	By:	/s/ Yuejian (James) Wang
Yuejian (James) Wang,
Chairman, President and Chief Executive Officer